CONSENT OF INDEPENDENT PUBLIC ACCOUNTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statements, File Nos. 33-92438 and 333-85452.

                                   ARTHUR ANDERSEN LLP

March 26, 1997